                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:


[ ]  Preliminary proxy statement               [ ]  Confidential, for use of the Commission
                                                    only (as permitted) by Rule
                                                    14a-6(e)(2)).
[X]  Definitive proxy statement.
[ ]  Definitive additional materials.
[ ]  Soliciting material under Rule 14a-12.


                               FRESH FOODS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

                               FRESH FOODS, INC.

                              9990 PRINCETON ROAD
                             CINCINNATI, OHIO 45246
                           -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           -------------------------

To the Shareholders of
Fresh Foods, Inc.

     The Annual Meeting of Shareholders of Fresh Foods, Inc. (the "Company") will be held at the Wetherington Golf and Country Club, 7337 Country Club Lane, West Chester, Ohio 45069, on July 27, 2000, at 10:00 a.m., local time, to take action on the following matters:

     1. To elect four directors to three-year terms.

     2. To ratify the selection of Deloitte & Touche LLP to serve as the Company's independent public accountants for the fiscal year ending March 3, 2001.

     3. To approve an amendment to the Articles of Incorporation of Fresh Foods, Inc. changing the name of the Company to "Pierre Foods, Inc."

     4. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed June 15, 2000 as the record date for determining shareholders entitled to notice of and to vote at the meeting. Only shareholders of record at the close of business on that date are entitled to vote at the meeting.

     The Company hopes that as many shareholders as possible will personally attend the meeting. Whether or not you plan to attend, please complete the enclosed proxy card and sign, date and return it promptly so that your shares will be represented. Sending in your proxy will not prevent your voting in person at the meeting.

                                          By Order of the Board of Directors,


                                          /s/ Pamela M. Witters


                                          PAMELA M. WITTERS
                                          Secretary

Cincinnati, Ohio
July 14, 2000

                               FRESH FOODS, INC.

                              9990 PRINCETON ROAD
                             CINCINNATI, OHIO 45246

                                 JULY 14, 2000

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

GENERAL

     This Proxy Statement is first being mailed to shareholders on or before July 14, 2000 and is accompanied by a Notice of Annual Meeting of Shareholders and a form of proxy solicited by the Board of Directors for use at the Annual Meeting of Shareholders to be held at the Wetherington Golf and Country Club, 7337 Country Club Lane, West Chester, Ohio 45069, on July 27, 2000, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

SOLICITATION OF PROXIES

     A holder of Fresh Foods, Inc. (the "Company" or "Fresh Foods") common stock may use the accompanying proxy if such shareholder is unable to attend the Annual Meeting of Shareholders in person or wishes to have his or her shares voted by proxy even if such shareholder does attend the meeting. A shareholder may revoke any proxy given pursuant to this solicitation by delivering to the Secretary of the Company, prior to or at the Annual Meeting of Shareholders, a written notice revoking the proxy or a duly executed proxy relating to the same shares bearing a later date; but attendance at the Annual Meeting of Shareholders will not, in itself, constitute the revocation of a proxy. All written notices of revocation and other communications with respect to the revocation of proxies should be addressed to: Secretary, Fresh Foods, Inc., 9990 Princeton Road, Cincinnati, Ohio 45246. For a notice of revocation or later proxy to be valid, it must actually be received by the Company prior to the vote of the shareholders at the Annual Meeting of Shareholders. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made in a proxy, then the proxy will be voted in favor of management's nominees for directors and in favor of approval of all other matters. The Company's Board of Directors is unaware of any matters, other than those identified herein, that may be presented for action at the Annual Meeting of Shareholders. If other matters do properly come before the Annual Meeting of Shareholders, however, it is intended that shares represented by proxies in the accompanying form will be voted or not voted by the persons named in the proxies in their discretion, provided that no proxy that is voted against approval and adoption of any matter will be voted in favor of any adjournment or postponement of the Annual Meeting of Shareholders for the purpose of soliciting additional proxies.

     The entire cost of this proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by mail, the Company will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of shares and to secure their voting instructions, if necessary. The Company will reimburse such record holders for their reasonable expenses in doing so. If necessary, the Company also may use several of its regular employees, who will not be specially compensated, to solicit proxies from shareholders, either personally or by telephone, telegram, facsimile or special delivery letter.

RECORD DATE AND VOTING RIGHTS

     June 15, 2000 has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders. Accordingly, only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting of Shareholders. On the record date, there were approximately 1,400 shareholders of record. The number of outstanding shares of common stock entitled to vote at the Annual Meeting of Shareholders is 5,871,340.

     A majority of the outstanding shares of common stock, represented in person or by proxy, shall constitute a quorum. In accordance with applicable law, abstentions will be counted for purposes of determining whether a quorum exists. Shares represented by proxies returned by a broker that holds the shares in nominee or "street" name also will be counted for purposes of determining whether a quorum exists, even if such shares are not voted on matters as to which discretionary voting by the broker is not allowed ("broker non-votes"). Abstentions and broker non-votes will not be deemed to have been cast either "for" or "against" any proposals considered at the meeting.

     Each share of common stock entitles its holder to one vote. Provided that a quorum exists, (i) directors will be elected by a plurality of the votes cast, and (ii) a majority of the votes cast will be required to approve any and all other matters.

PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of June 15, 2000, information relative to Company common stock ownership by (i) each person known by the Company's management to own beneficially 5.0% or more of the Company's outstanding common stock, (ii) each director of the Company, (iii) each Named Executive Officer (as defined below) and (iv) all directors and executive officers as a group.

                                                               NUMBER OF SHARES      PERCENT OF
                                                               OF COMMON STOCK       OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED   COMMON STOCK(1)
------------------------------------                          ------------------   ---------------
Columbia Hill, LLC(2).......................................      1,274,034             22.0
  P.O. Box 3967
  Hickory, NC 28603
HERTH Management, Inc.(3)...................................      1,227,235             21.2
  P.O. Box 3967
  Hickory, NC 28603
Dimensional Fund Advisors Inc.(4)...........................        358,475              6.2
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
James C. Richardson, Jr.(5).................................      2,619,958             45.3
  P.O. Box 3967
  Hickory, NC 28603
James M. Templeton(6).......................................      1,320,778             22.6
  P.O. Box 1295
  Claremont, NC 28610
Gregory A. Edgell(7)........................................      1,381,149             23.9
  3200 Devine Street, Suite 103
  Columbia, NC 29205
Larry D. Hefner(8)..........................................      1,299,034             22.4
  1004 Power Street
  China Grove, NC 28023
David R. Clark(9)...........................................      1,277,784             22.1
  P.O. Box 3967
  Hickory, NC 28603
Charles F. Connor, Jr.(10)..................................        422,011              7.3
  P.O. Box 519
  Claremont, NC 28610

                                                               NUMBER OF SHARES      PERCENT OF
                                                               OF COMMON STOCK       OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED   COMMON STOCK(1)
------------------------------------                          ------------------   ---------------
Richard F. Howard(11).......................................         87,569              1.5
  5982 Hwy. 150 East
  Denver, NC 28037
Norbert E. Woodhams(12).....................................          7,596                *
  9990 Princeton Road
  Cincinnati, OH 45248
Pamela M. Witters(13).......................................          3,601                *
  9990 Princeton Road
  Cincinnati, OH 45246
E. Edwin Bradford(14).......................................          2,958                *
  P.O. Box 3081
  Hickory, NC 28603
Bobby G. Holman.............................................          2,728                *
  4090 Golf Drive
  Conover, NC 28613
Andrew F. Puzder............................................          1,000                *
  4050 Calle Real, Suite 200
  Santa Barbara, CA 93110
William R. McDonald III(15).................................            860                *
  1257 25th Street Pl., SE
  Hickory, NC 28602
William P. Foley II(16).....................................             --               --
  4050 Calle Real, Suite 200
  Santa Barbara, CA 93110
James E. Harris.............................................             --               --
  2910 Selwyn Avenue No. 139
  Charlotte, NC 28209
Lewis C. Lanier.............................................             --               --
  P.O. Box 518
  160 Centre Street, NE
  Orangeburg, SC 29115
Bruce E. Meisner............................................             --               --
  1316 2nd Street NE, Suite No. 8
  Hickory, NC 28601
L. Dent Miller..............................................             --               --
  620 Sharon School Road
  Statesville, NC 28625
All directors and executive officers as a group (12
  persons)..................................................      2,749,270             46.5%

---------------

   * Less than one percent
 (1) The actual number of shares outstanding at June 15, 2000 was 5,781,340. Each percentage has been calculated on the basis of such number plus shares subject to outstanding call options exercisable not later than August 14, 2000. Shares subject to such options have been considered outstanding for the purpose of computing the percentage of outstanding shares owned by the person who holds such options, but have not been considered outstanding for the purpose of computing the percentage of outstanding shares owned by any other person other than the group of all directors and executive officers.

 (2) Consists of (i) 46,799 shares owned of record and (ii) 1,227,235 shares deemed to be owned beneficially through HERTH Management, Inc. ("HERTH"). All of the shares owned of record by Columbia Hill, LLC ("Columbia") also are deemed to be owned beneficially by each of its owners. The owners of Columbia, and their ownership percentages, are Messrs. Clark (45.0%), Richardson (40.0%) and Hefner (15.0%). Beneficial ownership of other than a pro rata interest in the shares owned of record by Columbia is disclaimed by each owner of Columbia.
 (3) All of the shares owned of record by HERTH also are deemed to be owned beneficially by each of its shareholders. The shareholders of HERTH, and their ownership percentages, are Columbia (45.0%) and Messrs. Richardson (22.0%), Edgell (22.0%) and Templeton (11.0%). Beneficial ownership of other than a pro rata interest in the shares owned of record by HERTH is disclaimed by each shareholder of HERTH.
 (4) The information provided for Dimensional Fund Advisors Inc. ("Dimensional") was obtained from a Schedule 13G dated February 4, 2000, filed with the SEC by Dimensional relative to the Company's common stock. According to the filing, Dimensional is a registered investment advisor with voting and/or investment power over the shares disclosed as beneficially owned by it. The filing states that the shares are actually owned by investment companies, trusts and accounts advised by Dimensional and that Dimensional disclaims beneficial ownership of the shares.
 (5) Consists of (i) 1,345,924 shares owned of record (including 1,127 shares owned through the Employee Stock Purchase Plan as of March 31, 2000), (ii) 1,227,235 shares deemed to be owned beneficially through HERTH and (iii) 46,799 shares deemed to be owned beneficially through Columbia.
 (6) Consists of (i) 43,543 shares owned of record, (ii) 1,227,235 shares deemed to be owned beneficially through HERTH and (iii) 50,000 shares underlying currently exercisable call options.
 (7) Consists of (i) 137,500 shares owned of record, (ii) 2,500 shares deemed to be owned beneficially through an individual retirement account (which owns 2,500 shares of record), (iii) 1,227,235 shares deemed to be owned beneficially through HERTH and (iv) 13,914 shares deemed to be owned beneficially through Capital Factors, Inc. (which owns 13,914 shares of record).
 (8) Consists of (i) 25,000 shares owned of record, (ii) 1,227,235 shares deemed to be owned beneficially through HERTH and (iii) 46,799 shares deemed to be owned beneficially through Columbia.
 (9) Consists of (i) 3,750 shares owned of record (including 2,500 shares owned through the Employee Stock Purchase Plan as of March 31, 2000), (ii) 1,227,235 shares deemed to be owned beneficially through HERTH and (iii) 46,799 shares deemed to be owned beneficially through Columbia.
(10) The information provided for this shareholder was obtained from an amendment to a Schedule 13D dated March 1, 2000, filed with the Securities and Exchange Commission (the "SEC") by the shareholder relative to the Company's common stock. According to the filing, this shareholder shares dispositive power with respect to the shares shown as owned beneficially by him by virtue of a security interest in the shares granted to him by Mr. Richardson. The shares shown as owned beneficially by this shareholder also are included in the shares shown as owned by Mr. Richardson.
(11) Consists of (i) 75,000 shares underlying currently exercisable call options and (ii) 12,569 shares owned of record.
(12) Consists of 7,596 shares owned of record (including 744 shares owned through the Employee Stock Purchase Plan as of March 31, 2000.)
(13) Consists of (i) 1,101 shares owned through the Company's Employee Stock Purchase Plan at March 31, 2000 and (ii) 2,500 shares underlying currently exercisable call options.
(14) Consists of (i) 1,200 shares deemed to be owned beneficially through an individual retirement account (which owns 1,200 shares of record) and (ii) 1,758 shares owned through the Company's Employee Stock Purchase Plan at March 31, 2000.
(15) Consists of 860 shares owned of record by this shareholder's spouse.
(16) Mr. Foley disclaims beneficial ownership of 116,600 shares owned by Fidelity National Financial, Inc., of which Mr. Foley is a director and executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own ten percent or more of the Company's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's common stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the following persons failed to make timely filings during the Company's fiscal year ended March 4, 2000 ("fiscal 2000"):

          Each of Ms. Witters and Mr. Meisner did not file timely an initial statement on Form 3.

          Each of Messrs. Templeton and Edgell did not file timely a statement on Form 4.

                           PROPOSALS TO BE VOTED UPON

                    ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

     The Company's Bylaws classify the Board of Directors into three classes, as nearly equal in number as possible, the members of which serve for three years. The terms of office of the members of the three classes expire each year in rotation so that the members of one class are elected at each Annual Meeting of Shareholders for full three-year terms. Accordingly, the terms of office of four of the incumbent directors will expire at the Annual Meeting of Shareholders scheduled for July 27, 2000.

     Four Class II directors will be elected to serve three-year terms expiring in the year 2003 upon the election and qualification of their successors. Messrs. Clark, McDonald, Lanier and Puzder have been nominated for these terms by the Board of Directors.

     It is the intention of the persons named in the enclosed Proxy to vote the shares covered thereby for the election of the four nominees set forth below, for terms expiring as indicated.

NOMINEES FOR ELECTION AS CLASS II DIRECTORS, EACH FOR A TERM EXPIRING IN THE YEAR 2003:

     DAVID R. CLARK, age 43, has been a director since 1996 and Vice Chairman since 1999. He joined the Company as its President and Chief Operating Officer in 1996 and held those positions until he became Vice Chairman. From 1994 to 1996, he served as Executive Vice President and Chief Operating Officer of Bank of Granite, located in Granite Falls, North Carolina. Prior to joining Bank of Granite, Mr. Clark worked for 13 years with BB&T, a commercial bank and trust company. Mr. Clark served BB&T in various executive capacities, including President of BB&T of South Carolina during 1993 and 1994.

     WILLIAM R. MCDONALD III, age 66, has been a director since 1991. From 1989 until his retirement in 1999, he was Branch Manager of American Pharmaceutical Services, a subsidiary of Mariner Post-Acute Network, or its predecessors. American Pharmaceutical Services provides pharmaceutical needs and prescription services to nursing homes. Mr. McDonald serves as Mayor of the City of Hickory, North Carolina, an elective office he has held since 1981. During fiscal 2000 he served on the Audit and Sensitive Transactions Committees of the Company's Board of Directors. He continues to serve on both Committees and chairs the Sensitive Transactions Committee.

     LEWIS C. LANIER, age 51, a director since 1988, is a partner in the Orangeburg, South Carolina, law firm of Lanier & Knight, LLC. Until he co-founded that firm in August 1999, he had been a member of the Orangeburg law firm of Horger, Horger, Lanier & Knight, L.L.P., since joining the firm's predecessor in 1985. During fiscal 2000 Mr. Lanier served on the Board's Executive Compensation, Sensitive Transactions and Audit Committees. He currently serves on the Executive Compensation Committee, which he chairs.

     ANDREW F. PUZDER, age 50, has been a director since 1998. He is President and Chief Executive Officer of Hardee's Food Systems, Inc., Executive Vice President of Fidelity National Title Insurance Company ("Fidelity Title") and Executive Vice President of CKE Restaurants, Inc., a California-based restaurant holding company for the Carl's Jr. and Hardee's restaurant chains, among others. He also serves as a director of Santa Barbara Restaurant Group, Inc. and Aspeon, Inc. Mr. Puzder was a partner in the Costa Mesa, California, law firm of Lewis, D'Amato, Brisbois & Bisgaard from September 1991 to March 1994 and a shareholder in the Newport Beach, California, law firm of Stradling, Yocca, Carlson & Rauth from March 1994 until joining Fidelity Title in 1995. Mr. Puzder currently serves on the Executive Compensation Committee of the Company's Board of Directors.

     Should any of the nominees become unavailable for any reason, the persons named in the enclosed Proxy intend to vote for such other person as the present Board of Directors may nominate.

CLASS III DIRECTORS CONTINUING IN OFFICE FOR TERMS EXPIRING IN THE YEAR 2002:

     WILLIAM P. FOLEY II, age 55, has been a director since 1998. Mr. Foley has served as Chief Executive Officer and Director of Fidelity National Financial, Inc. since 1986, as Chairman of the Board and Chief Executive Officer of CKE Restaurants, Inc. from 1995 through March 2000 and solely as Chairman of the Board of CKE Restaurants, Inc. since March 2000. He is also Chairman of the Board of Santa Barbara Restaurant Group, Inc. and Checkers Drive-In Restaurants, Inc. ("Checkers") and is a director of American National Financial, Inc., Miravant Medical Technologies, Inc. and Micro General Corporation. He currently serves on the Sensitive Transactions Committee.

     JAMES C. RICHARDSON, JR., age 51, a director since 1987, became Chairman of the Board of Directors on December 16, 1999. From 1993 until then he had served as Chief Executive Officer of the Company. From 1996 until becoming Chairman, he had served as Vice Chairman. Mr. Richardson has served the Company as an executive officer since 1987, including Executive Vice President from 1989 to 1993 and President from 1993 to 1996.

     BOBBY G. HOLMAN, age 64, has been a director since 1994. He served as the Company's Chief Financial Officer and Treasurer from 1994 until his retirement in 1997. Before joining the Company he served as an Assistant Vice President with Aetna Life & Casualty Insurance Company in Hartford, Connecticut, and managing director of the food industry segment of Aetna's Bond Investment Department. During fiscal 2000 Mr. Holman was a member of the Executive Compensation, Sensitive Transactions and Audit Committees of the Board of Directors. He currently serves on the Audit Committee, which he chairs.

CLASS I DIRECTORS CONTINUING IN OFFICE FOR TERMS EXPIRING IN THE YEAR 2001:

     RICHARD F. HOWARD, age 50, has been a director since 1987. He served as Chairman of the Board of Directors from 1993 until Mr. Richardson became Chairman in 1999. Mr. Howard served as Executive Vice President of the Company from 1989 to 1993 and as Chief Financial Officer and Treasurer from 1989 to 1994. He currently serves on the Executive Compensation Committee.

     E. EDWIN BRADFORD, age 57, has been a director since 1993. He is the founder of Bradford Communications, Inc., a Hickory, North Carolina marketing and advertising firm founded in 1977. Mr. Bradford was a member of the Audit Committee of the Board of Directors during fiscal 2000. He currently serves on the Sensitive Transactions Committee.

     NORBERT E. WOODHAMS, age 54, a director since 1998, became the Company's President and Chief Executive Officer on December 16, 1999. Immediately prior to his election to those offices, Mr. Woodhams was President of Pierre Foods, LLC, the Company's operating subsidiary, having served in that position since the Company's acquisition of the Pierre Foods division ("Pierre") of Tyson Foods, Inc. ("Tyson") in June 1998. From 1994 to 1998, he served as President of Hudson Specialty Foods, a food processing division of Hudson Foods, Inc. ("Hudson") . Upon the acquisition of Hudson by Tyson in January 1998, Mr. Woodhams became President of Pierre. Prior to joining Hudson, Mr. Woodhams held the position of Executive Group Vice President for the Pork and Beef Division of Tyson from 1990 through 1994. He also served as President and Chief Executive Officer for Henry House/Holly Farms, a value-added processor of pork products, from 1987 to 1990.

     BRUCE MEISNER, age 50, was elected to the Board of Directors by the Board itself on February 3, 2000 to fill the unexpired term of L. Dent Miller, who had resigned from the Board incident to his retirement from the Company. The proprietor of Bruce E. Meisner Appraisal Company in Hickory, North Carolina, a company providing real estate appraisal services, Mr. Meisner currently serves on the Audit Committee.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                               (PROXY ITEM NO. 2)

     The Board of Directors desires, in accordance with its established policy, to obtain from the shareholders an indication of their approval or disapproval of the action of the Board of Directors in appointing Deloitte & Touche LLP to serve as the independent public accountants of the Company and its subsidiaries for the Company's fiscal year ending March 3, 2001 ("fiscal 2001").

     Deloitte & Touche LLP has been serving the Company and its subsidiaries as independent public accountants since 1982. Deloitte & Touche LLP has no direct financial interest or any material indirect financial interest in the Company or any of its subsidiaries and, while serving as independent public accountants, has had no connection therewith in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Upon the recommendation of the Audit Committee and subject to shareholder approval, the Board of Directors has appointed Deloitte & Touche LLP as the Company's independent public accountants for fiscal 2001. In their deliberations, the Audit Committee and the entire Board considered the performance of Deloitte & Touche LLP in prior years, as well as the firm's reputation for integrity and competence. The directors expressed satisfaction with Deloitte & Touche LLP in these respects.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders and will have the opportunity to speak should they so desire. They also will be available to respond to appropriate questions from shareholders attending the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING RESOLUTION, WHICH WILL BE PRESENTED AT THE MEETING:

     "BE IT RESOLVED that the appointment of Deloitte & Touche LLP as independent public accountants of the Company and its subsidiaries, for fiscal 2001 be and hereby is ratified and approved."

     Provided that a quorum exists, a majority of the votes cast will be required to approve this resolution.

     In the event that the resolution is defeated, the adverse vote will be considered a direction to the Board of Directors to select another firm of independent public accountants for the following fiscal year. Because of the difficulty and expense associated with substituting auditors so long after the beginning of the current fiscal year, however, it is contemplated that the appointment of Deloitte & Touche LLP for fiscal 2001 will be permitted to stand unless the Board of Directors finds other good reasons for making an early change.

             APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                               (PROXY ITEM NO. 3)

     The Board of Directors has proposed that the Articles of Incorporation of the Company be amended to change the name of the Company to Pierre Foods, Inc. The Board believes that this change is desirable in view of the Company's sale of its restaurant and ham curing operations and because the Company is known as Pierre Foods in the food processing industry.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING RESOLUTION, WHICH WILL BE PRESENTED AT THE MEETING:

     "BE IT RESOLVED that the Articles of Incorporation of Fresh Foods, Inc. be amended to change the name of the Company to Pierre Foods, Inc."

     Provided that a quorum exists, a majority of the votes cast will be required to approve this resolution.

                      BOARD MEETINGS AND BOARD COMMITTEES

     The Company's Board of Directors held four regular meetings and three special meetings during fiscal 2000. The Board has appointed Audit, Executive Compensation and Sensitive Transactions Committees. The entire Board nominates candidates for Board membership and selects the members of its several Committees. All three Committees are constituted entirely by non-employee directors.

     The AUDIT COMMITTEE, established in 1978, met three times during fiscal 2000. This Committee previews external audit plans and activities, reviews the Company's financial controls, and recommends to the entire Board the selection or retention of such independent public accountants. The Audit Committee is composed entirely of non-employee directors. The Committee's members during fiscal 2000 were Messrs. Holman (Chairman), Bradford and Lanier. The current members are Messrs. Holman (Chairman), McDonald and Meisner.

     The EXECUTIVE COMPENSATION COMMITTEE, established in 1978, met six times in fiscal 2000. This Committee sets and approves changes in executive compensation and recommends to the entire Board changes in the Company's executive compensation arrangements. All proposals concerning executive compensation are first brought before this Committee; upon an affirmative recommendation of the Committee, proposals proceed to the entire Board for consideration. The Board is free to accept or reject the recommendation of the Committee. The Executive Compensation Committee is composed entirely of non-employee directors. The Committee's members during fiscal 2000 were Messrs. Lanier (Chairman), Holman and McDonald. The current members are Messrs. Lanier (Chairman), Howard and Puzder.

     The SENSITIVE TRANSACTIONS COMMITTEE, established in 1983, met eight times during fiscal 2000. This Committee monitors and reviews, for fairness, transactions between the Company, on the one hand, and its executive officers and directors, on the other. The Committee reviews all such transactions and recommends their approval or rejection to the entire Board. The Board is free to accept or reject the recommendation of the Committee. During fiscal 2000 the Committee's members were Messrs. McDonald (Chairman), Holman and Lanier. The members are presently Messrs. McDonald (Chairman), Bradford and Foley.

     During fiscal 2000, nine of the eleven incumbent directors attended at least 75% of the meetings of the Board and the Committees on which they served. Mr. Foley attended 43% of the Board meetings; he served on no Committees. Mr. Woodhams attended 71% of the Board meetings; he served on no Committees.

                           SUMMARY COMPENSATION TABLE

     The following information relates to compensation paid by the Company to the two individuals who served as its Chief Executive Officer during fiscal 2000, to the two other individuals who were serving the Company as executive officers at the end of fiscal 2000 and to two additional individuals who would have been among the five most highly compensated officers of the Company at the end of fiscal 2000 but for the fact that they were no longer with the Company at that time (collectively, the "Named Executive Officers").

                                                                                       LONG TERM
                                                                                     COMPENSATION
                                                     ANNUAL COMPENSATION             OPTION AWARDS
                                             ------------------------------------    (# OF SHARES     ALL OTHER
                                    FISCAL    SALARY         BONUS        OTHER       UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR      ($)            ($)          ($)         OPTIONS)         ($)(1)
---------------------------         ------   --------      ----------    --------    -------------   ------------
James C. Richardson, Jr...........   2000            (2)   $1,145,748(3) $795,522(4)           (5)          -0-
  Former Vice Chairman               1999            (2)          -0-            (4)    215,000(6)          -0-
  and Chief Executive Officer;       1998            (2)          -0-            (4)    215,000             -0-
  current Chairman
David R. Clark....................   2000    $150,000(7)   $1,261,969(3) $795,522(4)           (5)     $  3,200
  Former President and               1999     150,000(7)      375,000(8)         (4)    215,000(6)        3,200
  Chief Operating Officer,           1998            (7)      152,064            (4)    215,000             -0-
  current Vice Chairman
Norbert E. Woodhams...............   2000    $275,622      $  355,007    $179,100(4)           (5)     $  3,200
  Former President,                  1999     189,493(9)       62,500            (4)    200,000(6)        2,200
  Pierre Foods, LLC;                 1998          --              --          --       200,000             -0-
  current President and Chief
  Executive Officer
L. Dent Miller....................   2000    $121,154(10)  $1,176,648(3) $399,294(4)           (5)     $104,907(11)
  Former President,                  1999     225,000              --            (4)    100,000(6)          -0-
  Claremont Restaurant               1998          --              --            (4)    100,000             -0-
  Group, LLC
James E. Harris...................   2000    $161,538(12)  $  726,640(3) $497,201(4)     75,000(13)    $  1,096
  Former Executive Vice              1999     166,372(12)          --            (4)     75,000(14)         -0-
  President, Chief                   1998          --              --          --        25,000             -0-
  Financial Officer, Treasurer and
  Secretary
Pamela M. Witters.................   2000    $104,438      $   73,546            (4)         --        $    652
  Chief Financial Officer,           1999      18,750(15)          --            (4)     12,500             -0-
  Treasurer and                      1998          --              --          --            --             -0-
  Secretary

---------------

 (1) Other than with respect to Mr. Miller, includes amounts contributed by the Company to the Company's 401(k) plan.
 (2) No salary was paid by the Company to this individual, who was instead compensated by HERTH. The Company paid HERTH $3,241,270 in fiscal 2000, consisting of $1,300,000 pursuant to the HERTH Agreement and an additional $1,941,270 in the aggregate as bonuses to Mr. Richardson for his leadership on strategic initiatives. See "Certain Relationships and Related Party Transactions."
 (3) Includes management performance bonuses and transaction success bonuses.
 (4) For fiscal 2000, consists of tax "gross up" payments made in connection with the payment of transaction success bonuses. For all periods shown, the value of insurance premiums, company cars and certain other benefits are excluded, as such items did not exceed 10% of the individual's annual salary and bonus.
 (5) On February 18, 2000, each of the Named Executive Officers cancelled all outstanding options to purchase common stock that had been issued and were then outstanding, including options not yet exercisable as well as options exercisable as of the date of cancellation. No value was received by any of the Named Executive Officers in connection with the cancellation of their options.

 (6) Certain options granted under the 1997 Special Stock Option Plan and under the 1997 Incentive Stock Option Plan were repriced on August 27, 1998, reducing the per share option exercise price from $16.00 to $10.50. The repricing was accomplished by canceling old options and granting new options at the reduced exercise price.
 (7) For each year, excludes $200,000 paid by the Company and offset from amounts owing to HERTH. See "Employment Contracts and Change in Control Agreements" and "Certain Relationships and Related Party Transactions."
 (8) Includes a one-time bonus of $375,000 paid upon the Company's acquisition of Pierre in June 1998.
 (9) Mr. Woodhams' employment with the Company began in June 1998.
(10) Mr. Miller's employment with the Company terminated in October 1999.
(11) Consists of a lump sum severance payment to Mr. Miller made in connection with his termination of employment.
(12) Mr. Harris' employment with the Company began in March 1998 and terminated in December 1999.
(13) All of such options expired subsequent to Mr. Harris' termination of employment.
(14) Certain options granted under the 1997 Incentive Stock Option Plan were repriced on August 27, 1998, reducing the per share option exercise price from $16.00 to $10.50 on shares granted on February 23, 1998 and from $15.25 to $10.50 on shares granted on June 25, 1998. The repricing was accomplished by canceling old options and granting new options at the reduced exercise price.
(15) Ms. Witters' employment with the Company began in November 1998. She was appointed Chief Financial Officer on December 1, 1999. Ms. Witters' annual salary is $153,000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table presents information relating to option grants made during fiscal 2000 to the Named Executive Officers of the Company and the potential realizable value of each grant assuming appreciation of the Company's common stock at an annual rate of either 5% or 10% over the stated term of the option.

                                              PERCENTAGE
                               NUMBER OF      OF OPTIONS
                                 SHARES       GRANTED TO    EXERCISE                  POTENTIAL REALIZABLE VALUE
                               UNDERLYING     EMPLOYEES      OR BASE                    AT ASSUMED ANNUAL RATE
                                OPTIONS       IN FISCAL     PRICE PER   EXPIRATION    OF STOCK PRICE APPRECIATION
NAME                            GRANTED          YEAR         SHARE        DATE             FOR OPTION TERM
----                           ----------    ------------   ---------   ----------   -----------------------------
James C. Richardson, Jr......        --           --             --         --            --              --
David R. Clark...............        --           --             --         --            --              --
Norbert E. Woodhams..........        --           --             --         --            --              --
L. Dent Miller...............        --           --             --         --            --              --
James E. Harris..............    75,000(1)       45%          $5.75        N/A            --              --
Pamela M. Witters............        --           --             --         --            --              --

---------------

(1) Such options expired subsequent to Mr. Harris' termination of employment in December 1999.

AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

     The following table presents certain information about stock options exercised by the Named Executive Officers during fiscal 2000 and the value of unexercised options held by them at the end of fiscal 2000.

                                        SHARES                NO. SHARES               VALUE OF UNEXERCISED
                                       ACQUIRED         UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                     ON EXERCISE     OPTIONS AT MARCH 4, 2000(1)        AT MARCH 4, 2000(2)
                                    --------------   ----------------------------   ---------------------------
                                           VALUE
NAME                                NO.   REALIZED   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                ---   --------   -----------    -------------   -----------   -------------
James C. Richardson, Jr...........  --     --              --              --            --             --
David R. Clark....................  --     --              --              --            --             --
Norbert E. Woodhams...............  --     --              --              --            --             --
L. Dent Miller....................  --     --              --              --            --             --
James E. Harris...................  --     --              --              --            --             --
Pamela M. Witters.................  --     --           2,500          10,000           $ 0            $ 0

---------------

(1) On February 18, 2000, Messrs. Richardson, Clark, Woodhams and Miller tendered 215,000, 315,000, 200,000 and 50,000 options, respectively, for cancellation.
(2) The closing price of the Company's common stock on Friday, March 3, 2000, was $4.0625 per share.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

     On June 30, 1996, Mr. Clark and the Company executed an Employment Agreement (the "Clark Employment Agreement") providing that Mr. Clark would serve as President and Chief Operating Officer of the Company for three years at an annual base salary of $200,000 and an annual bonus based on the Company's financial performance. The Clark Employment Agreement was amended on February 23, 1998 (the "Amended Clark Employment Agreement") to increase Mr. Clark's annual base salary to $350,000 and to provide Mr. Clark an annual bonus based upon the Company's performance. The Company can award bonuses to Mr. Clark based upon other considerations, too. See "Report of the Executive Compensation Committee." $200,000 of Mr. Clark's base salary is paid by HERTH and $150,000 of his base salary is paid by the Company. See "Certain Relationships and Related Party Transactions." The Amended Clark Employment Agreement has a term of five years, expiring February 28, 2003, and is automatically extended for additional, successive, one-year terms, unless the Company notifies Mr. Clark that it does not intend to extend the term. Should Mr. Clark's employment be terminated by the Company without cause, or by reason of death or disability, or should Mr. Clark resign from employment for good reason during the five-year term, then the Company would be obligated to make a severance payment to him equal to the sum of his base salary as would be due in the aggregate for the remainder of the five-year term. In the event of a termination without cause, or by reason of death or disability, or a resignation for good reason during any renewal term of the Clark Employment Agreement, the severance payment would equal three months of Mr. Clark's then-existing base salary. Under the Clark Employment Agreement, the Company agreed to appoint Mr. Clark to fill the first available vacancy on the Board. Mr. Clark subsequently filled a vacancy and currently serves as a member of the Board.

     On August 18, 1999, Mr. Woodhams and the Company executed an Incentive Agreement, which was amended on January 1, 2000 (the "Woodhams Incentive Agreement"). The Company agreed to pay Mr. Woodhams an annual salary of $300,000 and a periodic bonus under the Company's executive bonus plan. The Company also agreed to pay to Mr. Woodhams a "pay to stay bonus" in the amount of $800,000 (inclusive of a tax "gross up" amount) in the event that the Company enters into an agreement for the sale of the Company's food processing operation or if Mr. Woodhams' employment is terminated. Mr. Woodhams is also entitled to receive a transaction success bonus in the amount of $750,000 (inclusive of a tax "gross up" amount) and a severance payment of $532,099 (inclusive of a tax "gross up" amount) in the event that such sale is consummated or Mr. Woodhams' employment is terminated. The term of the Woodhams Incentive Agreement expires on June 8, 2003 and is automatically continued from year to year unless the Company gives Mr. Woodhams notice of termination.

     On July 12, 1999, the Company, Claremont Restaurant Group, LLC ("Claremont") and Mr. Miller entered into a Severance, Consulting and Noncompete Agreement (the "Miller Severance Agreement") pursuant to which Mr. Miller agreed to provide consulting services to Claremont for a term of five years, beginning on the date of disposition of the Company's membership interest in Claremont. On such date, the

Company paid Mr. Miller a lump sum payment of $825,000 plus a "gross up" amount equal to all income and excise tax liabilities related to such payment. This payment to Mr. Miller represented (a) $567,690 for his agreement not to compete with Claremont during a five-year period, (b) $94,615 for the consulting services to be provided, (c) a transaction success bonus of $57,788 and (d) a severance amount of $104,906. Subsequently, on January 6, 2000, the Company and Mr. Miller entered into a Consulting and Noncompete Agreement (the "Miller Consulting Agreement") in connection with Mr. Miller's resignation from the Company's Board of Directors. Under the Miller Consulting Agreement, Mr. Miller agreed to provide consulting services to the Company related to the Company's food processing operations for a period of five years. The Company agreed to pay Mr. Miller $200,000 per year for these consulting services. If a change in control of the Company (as defined in the Change in Control Agreements described below) occurs during the five-year term, then Mr. Miller would receive the unpaid portion of the $1,000,000 otherwise due to be paid in installments under the Miller Consulting Agreement. Mr. Miller also agreed not to compete with the Company for five years.

     On June 30, 1999, the Company and Mr. Harris entered into a Bonus Agreement (the "Harris Bonus Agreement"). Under the Harris Bonus Agreement, the Company paid to Mr. Harris a lump sum transaction bonus of $562,500 in connection with the sale of the Company's restaurant operations, plus a "gross up" amount equal to all income and excise tax liabilities related to such payment.

     Each of Messrs. Richardson and Clark (each, an "Officer") has entered into a Change in Control Agreement with the Company (collectively, the "Change in Control Agreements"). The Change in Control Agreements provide that, if a change in control of the Company occurs, then the following benefits will be provided by the Company: three times the amount of the annual base salary of the Officer; three times the amount of the largest annual cash bonus paid or payable to such person; and a "gross-up" payment for all excise and income tax liabilities resulting from payments under the Change in Control Agreements. A change in control of the Company is considered to have occurred if: (1) the individuals who constituted the Board of Directors as of the date of the applicable Change in Control Agreement cease to constitute a majority of the Board; (2) any "person" (as defined in the applicable Change in Control Agreement) acquires 15% of the Company's common stock; (3) any of certain business combinations is consummated; or (4) the Company is liquidated or dissolved. Payments under the Change in Control Agreements are payable upon a change in control of the Company, whether or not an Officer's employment is terminated. Upon a change in control, Mr. Clark's Employment Agreement would be terminated immediately prior to the change in control. The term of each Change in Control Agreement is ten years and is automatically extended for additional, successive one-year terms unless the Company notifies the Officer that it does not intend to extend the term.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     It is the responsibility of the Executive Compensation Committee to advise management and the Board of Directors on matters pertaining to compensation arrangements for senior executives. The members of the Committee are all independent, non-employee directors. Following review and approval by the Executive Compensation Committee, all issues pertaining to executive compensation are submitted to the entire Board of Directors for its consideration.

     Compensation Principles. In determining the compensation of senior executives, the Company believes that compensation should be (1) based in part upon the Company's performance, by the use of bonuses or stock options, (2) based in part upon the individual contributions and attainment of goals of each officer and the performance of management as a group and (3) based in part upon compensation paid by other companies to similarly situated management.

     The Company's executive compensation program consists of salary, bonus, long-term compensation and other benefits. Specific targets are not utilized by the Committee in determining the level of any of these individual components of overall compensation. Rather, the Committee has sought to formulate overall compensation packages which approximate in value the overall compensation paid to executives of similar companies.

     The Company's Chairman, Mr. Richardson, who was also Chief Executive Officer during fiscal 2000, is compensated pursuant to a Management Services Agreement with HERTH (the "HERTH Agreement"), which was amended and restated in December 1999 and expires in March 2002. Mr. Clark's compensation is partially from HERTH and partially from the Company. See "Employment Contracts and Change in Control Agreements" and "Certain Relationships and Related Party Transactions."

     Executive Compensation. The Committee measures management's performance using longer-term (1 1/2 to 2 years) objectives of the Company, developing criteria based upon these longer-term goals. The Committee reviews the Company's business plan, as approved by the Board of Directors, and determines whether the Company has met its goals thereunder, as well as whether individual executives have accomplished the goals assigned to them. Several elements of the performance of an executive are based upon non-numerical performance criteria, such as level of responsibility in the Company, comparable compensation of other executives, individual meritorious performance and improvements in administration. Other elements are tied to management's performance as a group in achieving corporate goals, such as financial performance, profit margins, increase of working capital and acquisitions deemed to be advantageous to the Company. No mathematical weights are assigned to these individual criteria. The performances of executives compensated under the HERTH Agreement, like those of other executives of the Company, are evaluated by the Committee using these criteria.

     Performance-based criteria are generally considered as a whole, so that specific performance targets may be waived or adjusted as long as, on the whole, performance targets have been met. Concerning this aspect of compensation, the Committee considered that management met and surpassed many goals set for them by the Board, including completion of acquisitions and divestitures, elimination of non-core properties, modification of corporate debt and reduction of corporate overhead. The Committee also considered management's timely actions in positioning the Company for future growth.

     In hiring new officers for the Company, consideration is given to compensation arrangements in previous employment, compensation averages for such executives in the food service industry and means of structuring compensation packages to create incentives to achieve individual and corporate goals.

     Chief Executive Officer Compensation. Mr. Richardson's compensation as Chief Executive Officer (subsumed under the HERTH Agreement), and the evaluation of his performance as Chief Executive Officer, is consistent with the compensation principles described above and reflects the performance of the Company and Mr. Richardson. Determination of adequate compensation is qualitative in nature and is based upon a variety of factors, including comparison group compensation data, attainment of various corporate goals, financial and operating performance, individual performance and other factors. Specifically, the important corporate goal of divesting particular operating subsidiaries and non-core assets has been achieved, and his leadership in achieving this goal has been considered by the Committee.

                                            The Executive Compensation Committee

                                                       Lewis C. Lanier, Chairman
                                                               Richard F. Howard
                                                                Andrew F. Puzder

STOCK PRICE PERFORMANCE GRAPH

     The following graph presents a five-year comparison of cumulative shareholder returns for the Company, the Standard & Poor's Composite Index (the "S&P Composite Index"), an obsolete Company-constructed peer group (the "Old Peer Group") and a revised Company-constructed peer group (the "New Peer Group"). The Company-constructed peer groups seek to reflect the performance of various companies that are similar to the Company in industry or line of business over the five-year period beginning February 24, 1995 and ending March 4, 2000. The graph assumes that $100 is invested on February 24, 1995 in each of the Company's common stock, the New Peer Group and the Old Peer Group, and on February 24, 1995 in the Standard & Poor's Composite Index, and, in each case, that all dividends are reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    FOR THE FISCAL YEAR ENDED MARCH 4, 2000

                                         FRESH FOODS, INC.        NEW PEER GROUP         OLD PEER GROUP            S&P 500
                                         -----------------        --------------         --------------            -------
2/24/95                                        100.00                 100.00                 100.00                 100.00
2/23/96                                         78.13                 126.93                 105.67                 134.71
2/28/97                                        160.71                 152.70                 102.77                 169.95
2/27/98                                        321.43                 206.34                 144.58                 229.44
3/6/99                                          93.75                 209.60                 120.48                 274.72
3/4/00                                          72.55                 119.57                  83.07                 306.95

     Prior to the Company's disposition of its Claremont Restaurant Group in October 1999, restaurant operations accounted for approximately 60% of the Company's revenues. The Company's Old Peer Group consists of restaurant peers CKE Restaurants, Inc. and Lone Star Steakhouse and Saloon, Inc.; food processing peers Bridgford Foods Corporation, Hormel Foods Corporation and WLR Foods, Inc.; and restaurant/food processing hybrid peer Bob Evans Farms Inc. Upon disposing of its Claremont Restaurant Group the Company became a pure-play food processor. The Company's New Peer Group, selected to reflect that change, consists of food processing companies only: ConAgra, Inc., Sara Lee Corporation and Tyson Foods, Inc., in addition to Bridgford Foods Corporation, Hormel Foods Corporation and WLR Foods, Inc. The returns of each group member were weighted according to the member's stock market capitalization at the beginning of each period for which a return is indicated.

COMPENSATION OF DIRECTORS

     During fiscal 2000, directors were paid $2,000 per Board meeting attended and $500 per Committee meeting attended, except that directors who were employees of the Company or were compensated by HERTH, or who had material contracts with the Company, received no payment for their service as directors. In December 1999, the Company changed its compensation policy relative to its directors. Under the new policy, directors are paid $10,000 per Board meeting attended and $5,000 per Committee meeting attended, except that directors who are employees of the Company or are compensated by HERTH, or who have business relationships with the Company significant enough to require disclosure under SEC regulations, receive no payment for their services as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2000, the Executive Compensation Committee of the Company's Board of Directors consisted of Messrs. Lanier, McDonald and Holman, none of whom was an officer or employee of the Company or any of its subsidiaries during fiscal 2000. Messrs. Lanier and McDonald have never been officers of the Company or any of its subsidiaries. Mr. Holman was the Chief Financial Officer and Treasurer of the Company from 1994 until his retirement in 1997.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     HERTH provides management services to the Company, including strategic planning and the direction of strategic initiatives, including the identification and pursuit of mergers, acquisitions, other investment opportunities (both within and without the Company's industry) and divestitures; management of the Company's relationships with investment bankers, securities broker-dealers, significant shareholders, noteholders, banks, lawyers and accountants; facilitating meetings of the Board of Directors; and general oversight of the Company's performance. HERTH provides the full-time services of Messrs. Richardson and Clark. In exchange for these services, the Company is obligated to pay HERTH $1,500,000 per year pursuant to the HERTH Agreement, which expires in 2002. The shareholders of HERTH are Messrs. Richardson, Templeton, Edgell and Columbia, whose equity owners are Messrs. Clark, Richardson and Hefner. The Company paid HERTH $3,241,270 in fiscal 2000, consisting of $1,300,000 pursuant to the HERTH Agreement and an additional $1,941,270 in the aggregate as bonuses to Mr. Richardson for his leadership on strategic initiatives. The HERTH Agreement provides for $200,000 of Mr. Clark's salary to be paid for by HERTH. In fiscal 2000, the Company paid such amount directly to Mr. Clark and reduced the $1,500,000 owed to HERTH under the HERTH Agreement by $200,000.

     The Company maintains comprehensive insurance coverages through County-Wide Insurance Agency, Inc. ("County-Wide"), whose principal owner is Charles F. Connor, Jr. ("Connor"). Connor is a consultant to the Company who beneficially owns in excess of 5.0% of the Company's outstanding common stock at June 15, 2000. County-Wide received payments of approximately $447,000 during fiscal 2000 in connection with such insurance coverage.

     On January 14, 2000, the Company and Mr. Connor entered into a Consulting and Noncompete Agreement (the "2000 Connor Consulting Agreement") under which Mr. Connor agreed to provide consulting services to the Company related to the Company's food processing operations for a period of five years. The Company agreed to pay Mr. Connor $200,000 per year, plus the cost of medical insurance premiums for Mr. Connor and his spouse, for these consulting services. If a change in control of the Company (as defined in the Change in Control Agreements) occurs during the five-year term, then Mr. Connor would receive the unpaid portion of the $1,000,000 otherwise due to be paid in installments under the 2000 Connor Consulting Agreement. Mr. Connor also agreed not to compete with the Company for five years.

     On January 28, 1998, the Company and Mr. Connor entered into a Consulting and Noncompetition Agreement in connection with the merger of the Company and Sagebrush, Inc. (the "1998 Connor Consulting Agreement".) Under this agreement, Mr. Connor agreed to provide consulting services to the Company related to its restaurant operations for a period of two years and also agreed not to compete with the Company during the two-year term. The Company paid Mr. Connor $175,000 per year for these consulting services. The 1998 Connor Consulting Agreement expired on January 29, 2000.

     On July 12, 1999, the Company, Claremont, HERTH and Mr. Howard entered into a Severance, Consulting and Noncompete Agreement (the "Howard Severance Agreement") pursuant to which Mr. Howard agreed to provide consulting services to Claremont for a term of five years, beginning on the date of disposition of the Company's membership interest in Claremont. Mr. Howard also agreed not to compete with Claremont during the five-year term. On such date, the Company paid Mr. Howard a lump sum payment of $750,000 plus a "gross up" amount equal to all income and excise tax liabilities related to such payment. This payment to Mr. Howard represented (a) $567,690 for his agreement not to compete with Claremont,
(b) $94,615 for the consulting services to be provided, (c) a transaction success bonus of $66,351 and (d) a severance amount of $21,343.

     On September 13, 1999, the Company, Claremont, HERTH and Mr. Templeton entered into a Severance, Consulting and Noncompete Agreement (the "Templeton Severance Agreement") pursuant to which Mr. Templeton agreed to provide consulting services to Claremont for a term of five years, beginning on the date of disposition of the Company's membership interest in Claremont. Mr. Templeton also agreed not to compete with Claremont during the five-year term. On such date, the Company paid Mr. Templeton a lump sum payment of $315,000 plus a "gross up" amount equal to all income and excise tax liabilities related to such payment, and an additional amount of $34,437 representing future premium payments on a life insurance policy insuring Mr. Templeton. The payment of $315,000 to Mr. Templeton represented (a) $236,538 for his agreement not to compete with Claremont, (b) $70,961 for the consulting services to be provided, and (c) a severance amount of $7,501.

     During fiscal 2000, the Company utilized Bradford Communications, Inc. ("BCI") for public and investor relations and graphic design services. The Company paid BCI approximately $221,000 for such services. The founder of BCI, Mr. Bradford, has been a director of the Company since 1992. In April 2000, Mr. Bradford sold BCI.

     During fiscal 2000, Columbia owed the Company as much as $705,493 pursuant to a promissory note payable on demand and bearing interest at the prime rate. Columbia is owned by Messrs. Clark, Richardson and Hefner, who have unconditionally guaranteed repayment of the note.

     On September 14, 1999, the Company sold five former restaurant properties and one tract of vacant land, with a combined book value of $2,433,482, to an entity in which Mr. Templeton was then a minority investor, for a total cash purchase price of $938,585. This transaction was completed under an agreement entered into earlier during fiscal 2000 and was contingent upon the sale of Claremont. Under the terms of the initial agreement, all non-operating restaurant properties, consisting of seven former restaurant locations and three tracts of undeveloped land with a total book value of $3,620,842, were offered for sale at an aggregate price of $2,635,000. The agreement further specified that the cash proceeds from the sale of any of these properties to third parties prior to the sale of Claremont would reduce the purchase price of the remaining pool of properties on a dollar-for-dollar basis, subject to the sale of Claremont. Prior to the sale, four of the properties, with a book value totaling $1,187,359, were sold to unrelated third parties for cash totaling $1,557,065.

     On December 16, 1999, the Board of Directors approved a loan to Mr. Richardson in an amount up to $8.5 million for the purpose of enabling Mr. Richardson to purchase shares of the Company's common stock owned by certain shareholders. The terms of the loan provide that outstanding amounts will bear a simple interest rate of 8 1/2%, with principal and interest due three years from the date of the loan. At the end of fiscal 2000, disbursements under the loan totaled $5 million.

     On July 1, 1999, the Company's subsidiary, Pierre Foods, LLC ("Pierre Foods") sold a 1% membership interest in Mom 'n' Pop's Country Ham, LLC ("Mom 'n' Pop's"), the Company's country ham operation, to Mr. Richardson for $9,950. In August 1999, effective as of July 2, 1999, Pierre Foods conveyed its 99% membership interest in Mom 'n' Pop's to Hoggs, LLC ("Hoggs") in exchange for a promissory note in the principal amount of $985,050 due December 31, 1999 (the "Hoggs Promissory Note"). As security, each of the members of Hoggs pledged his membership interest in Hoggs to Pierre Foods. Mr. Richardson holds a

55% membership interest in Hoggs. In addition, the Company provided a revolving line of credit of $500,000 to Hoggs for working capital. As of the end of fiscal 2000, Hoggs paid the Hoggs Promissory Note and the line of credit in full.

     On July 1, 1999, the Company, Mom 'n' Pop's and Mr. Hefner entered into a Severance, Consulting and Noncompete Agreement (the "Hefner Consulting Agreement") under which Mr. Hefner agreed to provide consulting services to Mom 'n' Pop's for a term of five years, beginning on the date of disposition of Pierre Foods' membership interest in Mom 'n' Pop's. Mr. Hefner also agreed not to compete with Mom 'n' Pop's during the five-year term. On such date, the Company paid to Mr. Hefner a lump sum payment of $450,000 plus a "gross up" amount equal to all income and excise tax liabilities related to such payment. This payment to Mr. Hefner represented (a) $189,230 for his agreement not to compete with Mom 'n' Pop's, (b) $70,961 for the consulting services to be provided, (c) a transaction success bonus of $39,811 and (d) a severance amount of $149,998.

     In October 1999, Fresh Foods Sales, LLC, a wholly-owned subsidiary of the Company, sold all assets related to its Bennett's Bar-B-Que restaurant located in Conover, North Carolina, to Fairgrove Restaurants, LLC ("Fairgrove"). Fairgrove purchased the assets for approximately $1.1 million in cash and assumed certain related liabilities. Mr. Howard, Mr. Richardson, Mr. Clark and Mr. Miller each hold a 17.5% membership interest in Fairgrove.

     Messrs. Connor and Miller, together, had a direct or indirect interest in 15 restaurant properties leased to the Company during fiscal 2000. Total rents paid under these leases were $767,200 during fiscal 2000.

     Messrs. Connor, Miller and Howard all had a direct or indirect interest in one restaurant property leased to the Company for approximately $72,000 in fiscal 2000.

     Mr. Connor also had a direct or indirect interest in an additional three restaurants leased to the Company during fiscal 2000. Rents paid under these leases totaled $132,500 in fiscal 2000.

     Columbia Hill Land Company, LLC, owned 50% by each of Messrs. Richardson and Clark, leases office space to the Company in Hickory, North Carolina, pursuant to a ten-year lease that commenced in September 1998. Rents paid under the lease were approximately $103,000 in fiscal 2000.

     Messrs. Foley and Puzder, directors of the Company, have direct and indirect interests in Checkers, Hardee's and Rally's Hamburgers, Inc. The Company entered into licensing agreements with such companies to produce and market certain products under the companies' brand names in exchange for royalty payments. Royalties paid during fiscal 2000 totaled approximately $120,000.

     All material transactions with affiliates of the Company are first reviewed by the Sensitive Transactions Committee of the Board, which is composed of three independent directors. Upon recommendation of this Committee, such transactions are then presented to the entire Board, where they must be approved by a majority of the independent directors.

                        YEAR 2001 SHAREHOLDER PROPOSALS

     The Company welcomes comments or suggestions from its shareholders. In the event that a shareholder desires to have a proposal formally considered at the next Annual Meeting of Shareholders and included in the Proxy Statement for that meeting, the proposal must be received in writing by the Company not later than February 28, 2001.

                               FRESH FOODS, INC.

                  9990 PRINCETON ROAD, CINCINNATI, OHIO 45246

           THIS PROXY IS SOLICITED ON BEHALF OF FRESH FOODS' BOARD OF
         DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                          JULY 27, 2000, AT 10:00 A.M.

    The undersigned hereby appoints James C. Richardson, Jr., David R. Clark, Norbert E. Woodhams and Pamela M. Witters, and each or any of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of Common Stock that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held in West Chester, Ohio on July 27, 2000, at 10:00 a.m., or at any adjournment or postponement thereof. The undersigned further authorizes such proxies to vote in their discretion upon such matters as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof. Receipt of Notice of the Annual Meeting of Shareholders and of the Proxy Statement is hereby acknowledged.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE FRESH FOODS BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" SUCH PROPOSALS.

    1. Election of Directors.

    [ ] VOTE FOR all four nominees     [ ] VOTE WITHHELD from all nominees       [ ] VOTE FOR ALL EXCEPT
       (Clark, McDonald, Lanier and        To vote for all directors, mark the
       Puzder) to three-year terms, as     VOTE FOR box. To withhold voting for
       provided in the Proxy Statement     all nominees, mark the VOTE WITHHELD
                                           box. To withhold voting for a
                                           particular nominee, mark the VOTE
                                           FOR ALL EXCEPT box and enter name(s)
                                           of the exception(s) in the space
                                           provided; your shares will be voted
                                           for the remaining nominees.

                    (CONTINUED AND TO BE SIGNED ON REVERSE)

                          (CONTINUED FROM OTHER SIDE)


    2. Ratification of the selection of Deloitte & Touche LLP to serve as Fresh Foods' independent public accountants for the fiscal year ending March 3, 2001.
        [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN

    3. Approval of amendment to the Articles of Incorporation of Fresh Foods to change the name of the Company to "Pierre Foods, Inc."
        [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN

                                           Dated:                         , 2000
                                                  ------------------------

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------
                                           Signature(s) of Shareholder(s)

                                           IMPORTANT: PLEASE SIGN EXACTLY AS
                                           YOUR NAME(S) APPEAR(S) HEREON. WHERE
                                           SHARES ARE HELD JOINTLY, BOTH HOLDERS
                                           SHOULD SIGN. WHEN SIGNING AS
                                           ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                           TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR
                                           FULL TITLE AS SUCH. IF THE HOLDER IS
                                           A CORPORATION, THEN EXECUTE IN FULL
                                           CORPORATE NAME BY AUTHORIZED OFFICER.

    PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.